UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2007
BioMed Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K/A amends the Current Report on Form 8-K of BioMed Realty Trust, Inc., dated August 6, 2007. This amendment is being filed to (1) furnish a transcript of the conference call and audio web cast held to discuss BioMed’s financial results for the second quarter ended June 30, 2007, and (2) furnish the amended and restated supplemental operating and financial data package for the quarter ended June 30, 2007.
Item 2.02 Results of Operations and Financial Condition.
     On August 7, 2007, BioMed held a conference call and audio web cast to discuss its financial results for the second quarter ended June 30, 2007. A copy of the presentation transcript is attached hereto as Exhibit 99.3 and incorporated by reference herein.
     The information set forth under Item 7.01 below is also incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On August 7, 2007, BioMed posted on its website the amended supplement in connection with its second quarter financial results, which contains revised pages for portfolio summary, repositioning and redevelopment and leasing activity. The revised pages include first quarter property information to facilitate quarter-over-quarter analysis and certain other clerical changes from the respective pages contained in the original supplement filed as Exhibit 99.2 to this report.
     The information contained in this Current Report, including the exhibits referenced herein, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of BioMed, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are furnished herewith:

Exhibit
Number	Description of Exhibit
99.2	BioMed Realty Trust, Inc. Amended and Restated Supplemental Operating and Financial Data for the quarter ended June 30, 2007.

99.3	Transcript of conference call of BioMed Realty Trust, Inc. conducted on August 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2007	BIOMED REALTY TRUST, INC.
	By:	/s/ KENT GRIFFIN
Name: Kent Griffin
Title: Chief Financial Officer